As filed with the Securities and Exchange Commission on January 11, 2007
Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TERAX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	88-0475757
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

13355 Noel Road
1370 One Galleria Tower
Dallas, TX 75240
(Address of principal executive offices) (Zip Code)

THE 2006 TERAX ENERGY, INC. INCENTIVE STOCK PLAN
(Full title of Plan)

Lawrence J. Finn,
President, CEO and CFO
Terax Energy, Inc.
13355 Noel Road
1370 One Galleria Tower
Dallas, TX 75240
(Name and address of agent for service)

(972) 503-0900
(Telephone number, including area code, of agent for service)

With a copy to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of Americas
New York, NY 10018
Phone (212) 930-9700
Fax (212) 930-9725

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
Title of	Amount	Offering	Maximum	Maximum
Securities to be	to be	Price	Aggregate	Amount of
Registered	Registered (1)	Per Share (3)	Offering Price	Registration Fee

Common Stock	3,200,000 (2)	$.073	$ 233,600	$25.00
$.001 par value

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement covers such indeterminate additional shares of common stock to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or other similar transactions.

(2) Consists of shares of common stock pursuant to our 2006 Incentive Stock Plan

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on January 9, 2007 of $.073 per share.

EXPLANATORY NOTE

          This Registration Statement is being filed in accordance with the requirements of From S-8 in order to register shares issuable under the 2006 Terax Energy, Inc. Incentive Stock Plan which was approved by a majority of the Company’s shareholders by written consent in May 2006.

          In addition, the Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of General Instruction C to Form S-8 and Part I of Form S-3 and may be used for reofferings and resales of up to an aggregate of 1,875,000 shares of our common stock that have been or will be acquired by the selling stockholders pursuant to the 2006 Terax Energy, Inc. Incentive Stock Plan.

PART I

Item 1. Plan Information.

          The documents containing the information specified in Item 1 will be sent or given to participants in the 2006 Terax Energy, Inc. Incentive Stock Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

          Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Lawrence J. Finn, President, CEO & CFO
Terax Energy, Inc.
13355 Noel Road
1370 One Galleria Tower
Dallas, TX 75240
(972) 503-0900

Prospectus

Terax Energy, Inc.

1,875,000 SHARES OF COMMON STOCK

          This prospectus relates to the sale of up to 1,875,000 shares of common stock of Terax Energy, Inc. that are issuable under the 2006 Terax Energy, Inc. Incentive Stock Plan and that may be offered by the selling stockholders. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

          Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "TERX". On January 9, 2007, the closing sale price of the common stock was $0.069 per share.

The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 11, 2007

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROS PECTUS SUMMARY

TERAX ENERGY, INC.

          Terax Energy, Inc. is an independent, oil and gas exploration and development company headquartered in Dallas, Texas. Our principal properties consist of two large blocks of oil and gas leases, one covering approximately 11,300 gross acres in the aggregate in close proximity to each other in Erath County, Texas and one covering a block of approximately 16,200 gross acres in the aggregate in close proximity located in Comanche County, Texas, both of which permit us to drill and develop the Barnett Shale formation underlying the lease acreage.

          Our operations are focused on the identification and evaluation of prospective oil and gas properties and the contribution of capital to projects that we believe have the potential to produce oil or gas in commercial quantities. To date we have generated $337,775 in revenues from operations. For the twelve month period ended June 30, 2006, and the three month period ended September 30, 2006, we had a net loss of $23,018,597 and a net income of $12,182,326, respectively. Of the net loss at June 30, 2006, $19,757,380 was attributable to non-cash depreciation expenses, impairment of oil and gas properties, non-cash interest expenses, and loss on derivative liability. Of the net profit at September 30, 2006, $13,121,828 was attributable to non-cash depreciation expenses, impairment of oil and gas properties, and gain on derivative liability.

          Our principal offices are located at 13355 Noel Road, 1370 One Galleria Tower, Dallas, TX 75240, and our telephone number is (972) 503-0900. We are a Nevada corporation.

This Offering

Shares of common stock outstanding prior to this offering	60,591,529

Shares being offered	1,875,000
Use of proceeds

We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus. We will receive proceeds to the extent that currently outstanding options are exercised for cash. We will use the exercise proceeds, if any, for working capital and general corporate purposes.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 7.

Over-The-Counter Bulletin Board Symbol	TERX

RISK FACTORS

          Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus. The risks and uncertainties described below are not the only ones. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline.

RISKS RELATING TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES AND NO REVENUE TO DATE, WHICH MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

          We have experienced net losses in each fiscal quarter since our inception thru June 30, 2006. In the quarter ended September 30, 2006, we reported a net gain due to a non-cash gain in derivative liability. We expect to continue to incur substantial losses for the foreseeable future. For the twelve month period ended June 30, 2006, and the three month period ended September 30, 2006, we had a net loss of $23,018,597 and a net income of $12,182,326, respectively. Of the net loss at June 30, 2006, $19,757,380 was attributable to non-cash depreciation expenses, impairment of oil and gas properties, non-cash interest expenses and loss on derivative liability. Of the net profit at September 30, 2006, $13,121,828 was attributable to non-cash depreciation expenses, impairment of oil and gas properties, and gain on derivative liability.

          We have had no significant revenues to date and may not be able to generate significant revenues in the future. We expect our operating expenses to increase substantially over the next 12 months as we continue to pursue our oil and gas exploration activities. As a result, we expect to continue to experience negative cash flow for the foreseeable future and cannot predict when, if ever, we might become profitable. We will need to raise additional funds, and such funds may not be available on commercially acceptable terms, if at all. If we cannot raise funds on acceptable terms, we may not be able to execute on our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations.

WE ARE AN EXPLORATION STAGE COMPANY WITH A LIMITED OPERATING HISTORY, WHICH MAY HINDER OUR ABILITY TO SUCCESSFULLY MEET OUR OBJECTIVES

          We are an early stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects. We have only been actively engaged in the oil and gas exploration and development business since May 2005 and do not have an established history of locating and developing properties that have oil and gas reserves. As a result, the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business. We may make errors in predicting and reacting to relevant business trends and will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets such as ours. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer.

OUR PROPOSED OPERATIONS WILL REQUIRE SIGNIFICANT CAPITAL EXPENDITURES FOR WHICH WE MAY NOT HAVE SUFFICIENT FUNDING AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

          We intend to make capital expenditures far in excess of our existing capital resources to explore our existing oil and gas properties and acquire additional oil and gas properties. Specifically, we plan to incur exploration costs in excess of $25 million over the next 12 months. We intend to rely on external sources of financing to meet our capital requirements to continue acquiring, exploring and developing oil and gas properties and to otherwise implement our business plan. We plan to obtain such funding through the debt and equity markets, but we cannot assure you that we will be able to obtain additional funding when it is required or that it will be available to us on commercially acceptable terms, if at all.

          We also intend to continue acquiring oil and gas leases in our development area in the ordinary course of our business. If we are successful in these acquisitions, our capital needs may increase substantially. If we fail to obtain the funding that we need when it is required, we may have to forego or delay potentially valuable opportunities to acquire new oil and gas properties or default on existing funding commitments to third parties and forfeit or dilute our rights in existing oil and gas properties. In addition, any additional equity financing may involve substantial dilution to our then existing shareholders.

THE SUCCESSFUL IMPLEMENTATION OF OUR BUSINESS PLAN IS SUBJECT TO RISKS INHERENT IN THE OIL AND GAS BUSINESS, WHICH IF NOT ADEQUATELY MANAGED COULD RESULT IN ADDITIONAL LOSSES

          Our oil and gas operations are subject to the economic risks typically associated with exploration and development activities, including the necessity of making significant expenditures to locate and acquire properties and to drill exploratory wells. In addition, the availability of drilling rigs and the cost and timing of drilling, completing and, if warranted, operating wells is often uncertain. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and, if warranted, production activities to be unsuccessful. This could result in a total loss of our investment in a particular well. If exploration efforts are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs will be charged against earnings as impairments.

          In addition, in the event that we commence production, market conditions or the unavailability of satisfactory oil and gas transportation arrangements may hinder our access to oil and gas markets and delay our production. The availability of a ready market for our prospective oil and gas production depends on a number of factors, including the demand for and supply of oil and gas and the proximity of reserves to pipelines and other facilities. Our ability to market such production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities, in most cases owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business. We may be required to shut in wells for lack of a market or because of inadequacy or unavailability of pipelines or gathering system capacity. If that occurs, we would be unable to realize revenue from those wells until arrangements are made to deliver such production to market.

OUR FUTURE PERFORMANCE IS DEPENDENT UPON OUR ABILITY TO IDENTIFY, ACQUIRE AND DEVELOP OIL AND GAS PROPERTIES, THE FAILURE OF WHICH COULD RESULT IN UNDER USE OF CAPITAL AND LOSSES

          Our future performance depends upon our ability to identify, acquire and develop oil and gas reserves that are economically recoverable. Our success will depend upon our ability to acquire working and revenue interests in properties upon which oil and gas reserves are ultimately discovered in commercial quantities, and our ability to develop prospects that contain proven oil and gas reserves to the point of production. Without successful acquisition and exploration activities, we will not be able to develop oil and gas reserves or generate revenues. We cannot provide you with any assurance that we will be able to identify and acquire oil and gas reserves on acceptable terms, or that oil and gas deposits will be discovered in sufficient quantities to enable us to recover our exploration and development costs or sustain our business.

          The successful acquisition and development of oil and gas properties requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities, and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. In addition, no assurance can be given that our exploitation and development activities will result in the discovery of any reserves. Our operations may be curtailed, delayed or canceled as a result of lack of adequate capital and other factors, such as lack of availability of rigs and other equipment, title problems, weather, compliance with governmental regulations or price controls, mechanical difficulties, or unusual or unexpected formations, pressures and or work interruptions. In addition, the costs of exploitation and development may materially exceed our initial estimates.

WE HAVE A VERY SMALL MANAGEMENT TEAM AND THE LOSS OF ANY MEMBER OF THIS TEAM MAY PREVENT US FROM IMPLEMENTING OUR BUSINESS PLAN IN A TIMELY MANNER.

          We have one executive officer and a limited number of additional consultants. Our success depends largely upon the continued services of Lawrence Finn, our Chief Executive Officer and Chief Financial Officer. We do not maintain key person life insurance policies on Mr. Finn. The loss of Mr. Finn could seriously harm our business, financial condition and results of operations. In such an event, we may not be able to recruit personnel to replace Mr. Finn in a timely manner, or at all, on acceptable terms.

FUTURE GROWTH COULD STRAIN OUR PERSONNEL AND INFRASTRUCTURE RESOURCES, AND IF WE ARE UNABLE TO IMPLEMENT APPROPRIATE CONTROLS AND PROCEDURES TO MANAGE OUR GROWTH, WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

          We expect to experience rapid growth in our operations, which will place a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our executive officers to manage growth effectively. This may require us to hire and train additional personnel to manage our expanding operations. In addition, we must continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

THE GEOGRAPHIC CONCENTRATION OF ALL OF OUR PROPERTIES IN THE FORT WORTH BASIN IN TEXAS, SUBJECTS US TO AN INCREASED RISK OF LOSS OF REVENUE OR CURTAILMENT OF PRODUCTION FROM FACTORS AFFECTING THAT AREA.

          The geographic concentration of all of our leasehold interests in Erath, Comanche and Hamilton Counties, Texas means that our properties could be affected by the same event should the region experience:

  severe weather;

  delays or decreases in production, the availability of equipment, facilities or services;

  delays or decreases in the availability of capacity to transport, gather or process production; or

  changes in the regulatory environment.

THE OIL AND GAS EXPLORATION AND PRODUCTION INDUSTRY HISTORICALLY IS A CYCLICAL INDUSTRY AND MARKET FLUCTUATIONS IN THE PRICES OF OIL AND GAS COULD ADVERSELY AFFECT OUR BUSINESS.

          Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include, but are not limited to:

  weather conditions in the United States and elsewhere;

  economic conditions, including demand for petroleum-based products, in the United States and elsewhere;

  actions by OPEC, the Organization of Petroleum Exporting Countries;

  political instability in the Middle East and other major oil and gas producing regions;

  governmental regulations, both domestic and foreign;

  domestic and foreign tax policy;

  the pace adopted by foreign governments for the exploration, development, and production of their national reserves;

  the price of foreign imports of oil and gas;

  the cost of exploring for, producing and delivering oil and gas; the discovery rate of new oil and gas reserves;

  the rate of decline of existing and new oil and gas reserves;

  available pipeline and other oil and gas transportation capacity;

  the ability of oil and gas companies to raise capital;

  the overall supply and demand for oil and gas; and

  the availability of alternate fuel sources.

          Changes in commodity prices may significantly affect our capital resources, liquidity and expected operating results. Price changes will directly affect revenues and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities. Reductions in oil and gas prices not only reduce revenues and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment. We do not currently engage in any hedging program to mitigate our exposure to fluctuations in oil and gas prices.

          Changes in commodity prices may also significantly affect our ability to estimate the value of producing properties for acquisition and divestiture and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on the value of the properties. Price volatility also makes it difficult to budget for and project the return on acquisitions and the development and exploitation of projects. We expect that commodity prices will continue to fluctuate significantly in the future.

OUR ABILITY TO PRODUCE OIL AND GAS FROM OUR PROPERTIES MAY BE ADVERSELY AFFECTED BY A NUMBER OF FACTORS OUTSIDE OF OUR CONTROL.

          The business of exploring for and producing oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells may be unproductive or that, although productive, the wells may not produce oil or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic if water or other deleterious substances are encountered that impair or prevent the production of oil or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. There can be no assurance that oil and gas will be produced from the properties in which we have interests. In addition, the marketability of oil and gas that may be acquired or discovered may be influenced by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas, gathering systems, pipelines and processing equipment, market fluctuations in oil and gas prices, taxes, royalties, land tenure, allowable production and environmental protection. We cannot predict how these factors may affect our business.

WE ARE DEPENDENT UPON THE EFFORTS OF VARIOUS THIRD PARTIES THAT WE DO NOT CONTROL AND, AS A RESULT, WE MAY NOT BE ABLE TO CONTROL THE TIMING OF DEVELOPMENT EFFORTS, THE ASSOCIATED COSTS, OR THE RATE OF PRODUCTION OF RESERVES (IF ANY).

          The success of our business is dependent upon the efforts of various third parties that we do not control. At least at the present, we do not plan to serve as the operator for our projects. As a result, we may have limited ability to exercise influence over the operations of the properties or their associated costs. Our dependence on the operator and, where applicable, other working interest owners for these projects and our limited ability to influence operations and associated costs could prevent the realization of our targeted returns on capital in drilling or acquisition activities. The success and timing of development and exploitation activities on properties operated by others depend upon a number of factors that will be largely outside of our control, including:

  the timing and amount of capital expenditures;

  the operator's expertise and financial resources;

  approval of other participants in drilling wells;

  selection of technology;

  the rate of production of the reserves; and

  the availability of suitable offshore drilling rigs, drilling equipment, production and transportation infrastructure, and qualified operating personnel.

          We will rely upon various companies to provide us with technical assistance and services. We will also rely upon the services of geologists, geophysicists, chemists, engineers and other scientists to explore and analyze oil and gas prospects to determine a method in which the oil and gas prospects may be developed in a cost-effective manner. Although we have developed relationships with a number of third-party service providers, we cannot assure you that we will be able to continue to rely on such persons. If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan.

THE UNAVAILABILITY OR HIGH COST OF DRILLING RIGS, EQUIPMENT, SUPPLIES, PERSONNEL AND OIL FIELD SERVICES COULD ADVERSELY AFFECT OUR ABILITY TO EXECUTE OUR EXPLORATION AND DEVELOPMENT PLANS ON A TIMELY BASIS AND WITHIN OUR BUDGET.

          Shortages or the high cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our exploitation and exploration operations, which could have a material adverse effect on our business, financial condition and results of operations. Since our operations and properties are concentrated in the Fort Worth Basin in Texas, we could be materially and adversely affected if drilling rigs are unavailable or cost of rigs, equipment supplies or personnel increase significantly over current costs.

WE MAY BE REQUIRED TO WRITE-DOWN THE CARRYING VALUES AND/OR ESTIMATES OF TOTAL RESERVES OF OUR OIL AND GAS PROPERTIES, RESULTING IN A DECREASED ASSET BASE

          Accounting rules applicable to us require that we review periodically the carrying value of our oil and gas properties for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and gas properties.

WE MAY BE UNABLE TO RETAIN OUR LEASES AND WORKING INTERESTS IN LEASES, WHICH WOULD RESULT IN SIGNIFICANT FINANCIAL LOSSES TO THE TERAX

          Our properties are held under oil and gas leases. If we fail to meet the specific requirements of each lease, such lease may terminate or expire. We cannot assure you that any of the obligations required to maintain each lease will be met. The termination or expiration of our leases may harm our business. Our property interests will terminate unless we fulfill certain obligations under the terms of our leases and other agreements related to such properties. If we are unable to satisfy these conditions on a timely basis, we may lose our rights in these properties. The termination of our interests in these properties may harm our business.

          In addition, we will need significant funds to meet capital requirements for the exploration activities that we intend to conduct on our properties.

TITLE DEFICIENCIES COULD RENDER OUR LEASES WORTHLESS

          The existence of a material title deficiency can render a lease worthless and can result in a large expense to our business. It is our practice in acquiring oil and gas leases or undivided interests in oil and gas leases to forgo the expense of retaining lawyers to examine the title to the oil or gas interest to be placed under lease or already placed under lease. Instead, we rely upon the judgment of oil and gas landmen who perform the field work in examining records in the appropriate governmental office before attempting to place under lease a specific oil or gas interest. This is customary practice in the oil and gas industry. However, we do not anticipate that we, or the person or company acting as operator of the wells located on the properties that we currently lease or may lease in the future, will obtain counsel to examine title to the lease until the well is about to be drilled. As a result, we may be unaware of deficiencies in the marketability of the title to the lease. Such deficiencies may render the lease worthless.

IF WE OR OUR OPERATORS FAIL TO MAINTAIN ADEQUATE INSURANCE, OUR BUSINESS COULD BE MATERIALLY AND ADVERSELY AFFECTED

          Our operations are subject to risks inherent in the oil and gas industry, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, earthquakes and other environmental risks. These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage, and suspension of operations. We could be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on our financial condition and results of operations.

          Any prospective drilling contractor or operator which we hire will be required to maintain insurance of various types to cover our operations with policy limits and retention liability customary in the industry. Therefore, we do not plan to acquire our own insurance coverage for such prospects. The occurrence of a significant adverse event on such prospects that is not fully covered by insurance could result in the loss of all or part of our investment in a particular prospect which could have a material adverse effect on our financial condition and results of operations.

COMPLYING WITH ENVIRONMENTAL AND OTHER GOVERNMENT REGULATIONS COULD BE COSTLY AND COULD NEGATIVELY IMPACT OUR PRODUCTION

          Our business is governed by numerous laws and regulations at various levels of government. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. Such laws and regulations may, among other potential consequences, require that we acquire permits before commencing drilling and restrict the substances that can be released into the environment with drilling and production activities.

          Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. Prior to commencement of drilling operations, we may secure limited insurance coverage for sudden and accidental environmental damages as well as environmental damage that occurs over time. However, we do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage occurs.

          The costs of complying with environmental laws and regulations in the future may harm our business. Furthermore, future changes in environmental laws and regulations could occur that result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

THE OIL AND GAS INDUSTRY IS HIGHLY COMPETITIVE, AND WE MAY NOT HAVE SUFFICIENT RESOURCES TO COMPETE EFFECTIVELY

          The oil and gas industry is highly competitive. We compete with oil and natural gas companies and other individual producers and operators, many of which have longer operating histories and substantially greater financial and other resources than we do, as well as companies in other industries supplying energy, fuel and other needs to consumers. Our larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices for oil and gas more easily than we can. Our competitors may be able to pay more for oil and gas leases and properties and may be able to define, evaluate, bid for and purchase a greater number of leases and properties than we can. Further, these companies may enjoy technological advantages and may be able to implement new technologies more rapidly than we can. Our ability to acquire additional properties in the future will depend upon our ability to conduct efficient operations, evaluate and select suitable properties, implement advanced technologies and consummate transactions in a highly competitive environment.

WE ARE PARTY TO SEVERAL LAWSUITS, THE ADVERSE RESOLUTION OF WHICH COULD SIGNIFICANTLY IMPACT OUR BUSINESS

          We are a party to several lawsuits brought against us for failure to pay for services performed on behalf of the Company, breach of contract and for foreclosure of mechanics’ liens. While the Company intends to seek to settle these lawsuits to avoid the expense of litigation, there is no guarantee that the Company will be able to reach a settlement of these lawsuits. Further, we may not have sufficient funds to make settlement payments. Further, if there is an adverse resolution of any of these lawsuits, this could have a material adverse effect on our financial position and we may be forced to sell our assets and curtail operations.

RISKS RELATING TO OUR COMMON STOCK:

THERE IS NO SIGNIFICANT MARKET FOR OUR COMMON STOCK

          The trading market for our common stock is limited. Our common stock is not eligible for trading on any national or regional securities exchange or the Nasdaq Stock Market. Our common stock is eligible for trading on the OTC Bulletin Board. This market tends to be substantially less liquid than national and regional securities exchanges or the Nasdaq Stock Market. We cannot provide you with any assurance that a more active trading market for our common stock will develop, or if such a market develops, that it will be sustained.

IF WE FAIL TO REMAIN CURRENT IN OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

          Companies trading on the OTC Bulletin Board, such as us, must be required to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

          The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person's account for transactions in penny stocks; and
  the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience objectives of the person; and
  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination; and
  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

FORWARD-LOOKING STATEMENTS

          The Private Securities Litigation Reform Act of 1995 (the "Act") provides a safe harbor for forward-looking statements made by us or on our behalf. We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SELLING STOCKHOLDERS

          This Registration Statement is being filed in accordance with the requirements of Form S-8 in order to register shares issuable under the 2006 Terax Energy, Inc. Incentive Stock Plan.

          The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the options.

          The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered which they beneficially own as of the date hereof.

	Shares Beneficially Owned			Shares Beneficially Owned
	Prior to the Offering (1)			After the Offering (1)
			Total
			Shares
Name	Number	Percent (2)	Offered	Number	Percent (2)
Lawrence J. Finn	1,500,000 (3)(4)	2.48%	1,500,000 (3)(4)	1,500,000	2.48%
Sam M. Governale	250,000(3)(4)	*	250,000(3)(4)	250,000	*
Joyce Moore	100,000 (3)(4)	*	100,000 (3)(4)	100,000	*
David Pratt	25,000(5)	*	25,000	12,500	*
Total			1,875,000

* Less than one percent.

(1)

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

(2)	Based upon 60,591,529 shares of common stock issued and outstanding as of January 3, 2007.
(3)	Represents shares of our common stock to be issued under our 2006 Incentive Stock Plan.
(4)	40% of such shares were earned on January 1, 2007 and 60% will be earned on January 1, 2008
(5)	50% of such shares will be issued upon the first anniversary after the date the selling stockholder joined our Board of Directors

PLAN OF DISTRIBUTION

          Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the American Stock Exchange, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the American Stock Exchange, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

          The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

          We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

          We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

LEGAL MATTERS

          The validity of the shares of common stock offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21 st Floor, New York, NY 10018.

EXPERTS

          Malone & Bailey, PC, independent registered public accounting firm, have audited, as set forth in their report thereon, our financial statements as of June 30, 2006 and for the two year period then ended that are incorporated by reference in this prospectus. The financial statements referred to above are incorporated by reference in this prospectus in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

          Malone & Bailey, PC’s report on our financial statements for the year ended June 30, 2006, included an explanatory paragraph that expressed substantial doubt with respect to our ability to continue as a going concern.

CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

          On August 4, 2005 we dismissed Beckstead and Watts, LLP as our independent public accountants, our board of directors having determined that it would be in our best interests to retain the services of an independent public auditor located in the State of Texas with experience with oil and gas companies.

          Beckstead and Watts, LLP’s opinion in their reports on our financial statements for the years ended December 31, 2004 and 2003 expressed substantial doubt with respect to our ability, during those periods, to continue as a going concern.

          During the years ended December 31, 2004 and 2003 Beckstead and Watts, LLP did not issue any other report on our financial statements which contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the period from October 17, 2000 (date of incorporation) through December 31, 2004, and the subsequent interim periods preceding August 4, 2005, there were no disagreements with Beckstead and Watts, LLP within the meaning of Instruction 4 to Item 304 of Regulation S-B under the Securities Exchange Act of 1934 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Beckstead and Watts, LLP, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement in connection with any report they might have issued.

          On August 4, 2005, our board of directors resolved to engage Malone & Bailey, PC, of Houston, Texas as our independent public accountants effective as at that date. We did not previously consult with Malone & Bailey, PC regarding any matter, including but not limited to:

  the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements; or

  any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).

INFORMATION INCORPORATED BY REFERENCE

          The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

          The following documents filed with the SEC are incorporated herein by reference:

  Reference is made to the Registrant’s annual report on Form 10-KSB for the twelve month period ended June 30, 2006, as filed with the SEC on October 13, 2006, which is hereby incorporated by reference.

  Reference is made to the Registrant’s quarterly report on Form 10-QSB for the period ending September 30, 2006, as filed with the SEC on November 20, 2006, which is hereby incorporated by reference.

  Reference is made to Registrant's 8-Ks filed with the SEC on August 30, 2005, September 16, 2005, September 22, 2005, November 3, 2005, November 16, 2005, December 5, 2005, December 23, 2005, February 1, 2006, February 3, 2006, February 8, 2006, April 5, 2006, April 24, 2006, May 18, 2006 and October 26, 2006, and its Form 8-K/A filed on November 7, 2005, each of which is hereby incorporated by reference.

  The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form SB-2, as amended (File No. 333-132308) initially filed with the SEC on March 9, 2006, under the caption “Description on Securities.”

We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Lawrence J. Finn.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws of require us to indemnify our officers and directors to the full extent permitted by Nevada law. Section 78.751 of the Nevada Revised Statutes permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney's fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.

In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Bylaws also require that we pay all expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding as such costs are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ADDITIONAL INFORMATION AVAILABLE TO YOU

          This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

Terax Energy, Inc.

____________________

1,875,000 SHARES OF COMMON STOCK

____________________

PROSPECTUS

____________________

January 11, 2007

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

  Reference is made to the Registrant’s annual report on Form 10-KSB for the twelve month period ended June 30, 2006, as filed with the SEC on October 13, 2006, which is hereby incorporated by reference.

  Reference is made to the Registrant’s quarterly report on Form 10-QSB for the period ending September 30, 2006, as filed with the SEC on November 20, 2006, which is hereby incorporated by reference.

  Reference is made to Registrant's 8-Ks filed with the SEC on August 30, 2005, September 16, 2005, September 22, 2005, November 3, 2005, November 16, 2005, December 5, 2005, December 23, 2005, February 1, 2006, February 3, 2006, February 8, 2006, April 5, 2006, April 24, 2006, May 18, 2006, and October 26, 2006 and its Form 8-K/A filed on November 7, 2005, each of which is hereby incorporated by reference.

  The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form SB-2, as amended (File No. 333-132308) initially filed with the SEC on March 9, 2006, under the caption “Description on Securities.”

Item 4. Description of Securities.

          Not Applicable.

Item 5. Interests of Named Experts and Counsel.

          The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21 st floor., New York, NY 10018.

Item 6. Indemnification of Directors and Officers.

          Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

EXHIBIT
NUMBER	EXHIBIT

4.1	2006 Terax Energy, Inc. Incentive Stock Plan (1)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP.
23.1	Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1.
23.2	Consent of Malone & Bailey, PC

          (1) Incorporated by reference to the Company’s From SB-2 filed with the SEC on March 9, 2006, SEC File No. 333-132308

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however , that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

          (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 11, 2007.

TERAX ENERGY, INC.

By:	/s/ Lawrence Finn
Lawrence Finn, President, Chief Executive Officer
(Principal Executive Officer), and Chief Financial
Officer (Principal Financial Officer and Principal Accounting Officer)

          In accordance with the requirements of the Securities Act of 1933, as amended, this Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Lawrence J. Finn	President, Chief Executive Officer	January 11, 2007
Lawrence J. Finn	and Chief Financial Officer

/s/ Andrew Hromyk
Andrew Hromyk	Director	January 11, 2007

/s/ David Pratt
David Pratt	Director	January 11, 2007